EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350(a)

      In connection with the accompanying Annual Report on Form 10-K of USF Corporation for the year ended December 31, 2003, I, Thomas E. Bergmann, Senior Vice President, Finance and Chief Financial Officer of USF Corporation, hereby certify pursuant to 18 U.S.C. Section 1350(a), as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1) such Annual Report on Form 10-K for the year ended December 31, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Annual Report on Form 10-K for the year ended December 31, 2003, fairly presents, in all material respects, the financial condition and results of operations of USF Corporation.

      A signed original of this written statement required by Section 906 has been provided to USF Corporation and will be retained by USF Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ THOMAS E. BERGMANN

Thomas E. Bergmann
Senior Vice President, Finance and
Chief Financial Officer

Date: March 9, 2004